Exhibit 32

CERTIFICATIONS

In connection with the quarterly report of Tanox, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Nancy T. Chang, Chief Executive Officer of Tanox, Inc. (Tanox) and Gregory P. Guidroz, Vice President of Finance of Tanox, certify, pursuant to the requirements of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, that to his or her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tanox.

Date: November 5, 2004	By:	Nancy T. Chang
Nancy T. Chang
President and Chief Executive Officer

Date: November 5, 2004	By:	Gregory P. Guidroz
Gregory P. Guidroz
Vice President of Finance

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by section 906, has been provided to Tanox, Inc. and will be retained by Tanox, Inc. and furnished to the Securities and Exchange Commission or its Staff upon request.